SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2004

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 4, 2004, Caremark Rx, Inc. (the “Company”) issued the following press release disclosing material, non-public financial information concerning the Company’s quarterly fiscal period ended September 30, 2004. This press release contains certain non-GAAP financial measures as described therein.

[Caremark Rx, Inc. Letterhead]

FOR IMMEDIATE RELEASE

Contacts:

Caremark Rx, Inc.

Investor Relations

John Jennings, 615/743-6653

or

Gavin Anderson & Company

Media Relations

Gerard Carney, 212/515-1941

Caremark Rx, Inc. Announces Record Third Quarter 2004 Results

Raises Previous Guidance for 2004

Establishes Initial Guidance for 2005

Nashville, TN, Nov. 4, 2004 – Caremark Rx, Inc. (NYSE: CMX) today reported diluted earnings per share of $0.37 for the third quarter of 2004. The financial results included integration and other related expenses of $5.8 million ($3.5 million net of taxes) related to the company’s acquisition of AdvancePCS. Excluding these expenses, EBITDA for the third quarter was $335.1 million and diluted earnings per share for the quarter were $0.38, or $0.03 above FirstCall consensus estimates, representing an increase of 31% from the third quarter of 2003. Cash flow from operations during the third quarter of 2004 was $413.9 million, compared to $164.9 million generated during the same period of the prior year.

Based on the results for the first nine months of 2004 and the effect of Caremark’s share repurchase program, the company is raising fourth quarter 2004 guidance for diluted earnings per share, excluding integration and other related expenses, to a range of $0.43 to $0.44 from previous guidance of $0.41 to $0.42. Also, at this time, based on preliminary budgets for 2005, the company expects 2005 diluted earnings per share, excluding integration and other related expenses, to be in the range of $1.88 to $1.92.

Third Quarter 2004 Operating Results

Due to the completion of the AdvancePCS acquisition on March 24, 2004, the third quarter results reflected the inclusion of AdvancePCS for the third quarter of 2004 but not 2003. Caremark reported record net revenues of $7.5 billion in the third quarter of 2004, an increase of $5.2 billion over the third quarter of 2003. During the third quarter of 2004, mail pharmacy revenues totaled $2.2 billion, an increase of $1.1 billion, and mail prescriptions totaled 11.8 million, an increase of 5.5 million prescriptions over the third quarter of 2003. During the third quarter of 2004, retail revenues totaled $5.2 billion, an increase of $4.1 billion, and retail claims totaled 132.6 million, an increase of 110.6 million claims, over the third quarter of 2003.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the third quarter of 2004, excluding integration and other related expenses, was $335.1 million, an increase of

$184.6 million over the third quarter of 2003. Operating cash flow in the third quarter was $413.9 million compared with $164.9 million in the same period last year, an increase of $249.0 million.

Diluted earnings per share for the third quarter of 2004, excluding integration and other related expenses, were $0.38, an increase of 31% compared to the third quarter of 2003.

At September 30, 2004, Caremark reported a net cash and short term investments position of $362.6 million, reflecting total cash and equivalents and short term investments of $962.2 million offset by a term loan and senior notes totaling $599.6 million. Capital expenditures totaled $24.3 million during the third quarter of 2004.

“We are pleased with the third quarter performance, reflecting our strong operating results, the benefit from purchasing and administrative synergies from the AdvancePCS integration, and the impact of share repurchases,” said Mac Crawford, Chairman, President and Chief Executive Officer of Caremark. “During the third quarter, we continued to generate significant cash flow from operations which we partly utilized for share repurchases. We believe that this was a prudent use of capital during the period.”

Third Quarter 2004 Operating Results—Pro Forma

On a pro forma basis, assuming the AdvancePCS acquisition was included in the third quarter of 2003 results, Caremark net revenues increased 8% in the third quarter of 2004. Revenue growth was impacted by Caremark’s higher dispensing rate of generic drugs that have lower prices but result in drug cost savings for Caremark’s clients. Adjusting for the impact of higher generic dispensing rates, third quarter revenues would have increased approximately 12% from the pro forma third quarter of 2003.

Mail pharmacy revenues increased 23% and mail prescriptions increased 12% in the third quarter of 2004 from the pro forma third quarter of 2003. Mail prescriptions represented 21% of total retail-adjusted prescriptions in the third quarter of 2004, up from 19% in the pro forma third quarter of 2003. Retail revenues increased 3% and retail claims increased 2% in the third quarter of 2004 compared to the pro forma third quarter of 2003.

EBITDA, excluding integration and other related expenses, in the third quarter of 2004 increased by 32% to $335.1 million from the pro forma third quarter of 2003. EBITDA per adjusted claim in the third quarter of 2004 increased to $2.00, a 27% increase from pro forma third quarter of 2003.

Diluted earnings per share for the third quarter of 2004 of $0.38, excluding integration and other related expenses, represents a 41% increase over the pro forma diluted earnings per share of $0.27 for the same period in 2003.

Nine Months 2004 Operating Results

Due to Caremark’s completion of the AdvancePCS acquisition on March 24, 2004, the nine months operating results included the results of AdvancePCS operations from March 24 through September 30, 2004. Net revenues during the first nine months of 2004 totaled $17.8 billion, an increase of $11.2 billion over the same period in the prior year. EBITDA for the first nine months of 2004, excluding integration and other related expenses, was $791.1 million, an increase of $378.8 million over the same period of 2003. The company’s cash flow from operations for the first nine months of 2004 totaled $1.1 billion, an increase of $683.5 million from the same period in 2003.

Diluted earnings per share for the first nine months of 2004, excluding integration and other related expenses, increased to $1.00 from $0.79 in the first nine months of 2003.

Nine Months 2004 Operating Results—Pro Forma

On a pro forma basis, assuming AdvancePCS was included in the first nine months of both 2004 and 2003 results, net revenues were $22.4 billion, an increase of $1.7 billion or 8% from the same period in 2003. Adjusting for the impact of higher generic dispensing rates, pro forma revenues for the first nine months of 2004 would have increased approximately 11% over the first nine months of 2003. On a pro forma basis, EBITDA for the first nine months of 2004, excluding integration and other related expenses, was $870.5 million, an increase of 24% from the first nine months of 2003.

Pro forma diluted earnings per share, excluding integration and other related expenses, was $0.95 for the first nine months of 2004, an increase of 30% compared to the same period in the prior year.

Share Repurchase and Outlook

On July 20, 2004, Caremark announced that its Board of Directors had authorized an increase in its stock repurchase program to repurchase up to $750 million of the company’s common stock in the open market. Prior to the third quarter of 2004, the company had repurchased 2.9 million shares at an approximate total cost of $62 million. During the third quarter, the company repurchased 10.4 million shares at an approximate total cost of $304 million. Since September 30, 2004, the company has repurchased 4.6 million shares at an approximate total cost of $134 million. In total, as of November 3, 2004, the company has repurchased 17.9 million shares at an approximate total cost of $500 million.

Caremark continued its strong record of new contract wins and existing contract renewals through the third quarter of 2004. Net new business wins for 2005 (new contract wins less contract terminations) currently total approximately $1.2 billion.

“Caremark competed aggressively to win new clients and to renew our strong base of existing legacy Caremark and AdvancePCS clients,” said Crawford. “We are bringing on a substantial amount of new mail pharmacy business compared to prior years, which positions us well while providing savings to our customers. The integration of AdvancePCS has gone well and remains on track.”

Based on the results for the first nine months of 2004 and the effect of Caremark’s share repurchase program, the company is increasing guidance provided previously for the fourth quarter of 2004 for diluted earnings per share, before integration and other related expenses, to a range of $0.43 to $0.44 from the previous guidance of $0.41 to $0.42. Based on this new fourth quarter guidance, Caremark now expects full year 2004 diluted earnings per share, excluding integration and other related expenses, to be in the range of $1.43 to $1.44. The company expects consolidated net revenue for the fourth quarter to total $7.8 to $8.0 billion, which will provide consolidated net revenue for the full year 2004 at the upper end of the previous guidance of $25 to $26 billion.

Caremark has not previously provided guidance for 2005. At this time, the company expects 2005 diluted earnings per share, excluding integration and other related expenses, to be in the range of $1.88 to $1.92.

Conference Call

As announced, Caremark will hold a conference call to discuss third quarter 2004 results, guidance for 2004 and 2005, and general operations of the company. The details of the call are as follows:

Date:	Thursday, November 4, 2004
Time:	9:30 a.m. Eastern Time 8:30 a.m. Central Time
Toll Number:	706-634-6560
Toll-Free Number:	888-596-9623
Leader:	Mac Crawford
Replay Number:	800-642-1687
Conference ID:	1398147

The call will also be broadcast live as well as replayed through the Internet. The webcast can be accessed through the “Investor Relations” page on the Caremark Rx, Inc. website at www.caremarkrx.com.

A taped replay of the call will also be available beginning at 11:30 a.m. Eastern Time on Thursday, November 4, 2004, until Midnight Eastern Time, Thursday, November 11, 2004, by calling the replay number listed above.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. Caremark’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The company operates a national retail pharmacy network with over 57,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Forward-Looking Statement

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” contained in this press release include the intent, belief or current expectations of the company and members of its senior management team with respect to the anticipated growth prospects for the company’s business, including net revenue growth and earnings per share projections, and the anticipated amount and timing of synergies and accretion from the AdvancePCS transaction and the amount of certain expenses to be incurred in connection with the transaction, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, adverse developments with respect to the company’s operating plan and objectives, as well as adverse developments in the healthcare or pharmaceutical industry generally. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2003, the company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, and the company’s other periodic filings from time to time with the SEC. This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided, in the footnotes to the tables attached hereto, a reconciliation of those measures to the most directly comparable GAAP measures.

Additional information about Caremark Rx is available on the World Wide Web at

http://www.caremarkrx.com.

-tables follow-

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$763,546	$815,328
Short-term investments	198,651	—
Accounts receivable, net	2,046,095	669,680
Inventories	276,194	204,939
Deferred tax asset, net	458,868	240,978
Income taxes receivable	58,487	—
Prepaid expenses and other current assets	21,668	15,752

Total current assets	3,823,509	1,946,677

Property and equipment, net	292,795	159,769
Goodwill	7,002,903	49,171
Other intangible assets, net	793,602	9,273
Deferred tax asset, net	—	227,426
Other assets	42,619	81,312

Total assets	$11,955,428	$2,473,628

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$614,018	$385,362
Claims and discounts payable	2,490,126	509,713
Other accrued expenses and liabilities	304,892	158,666
Income taxes payable	—	7,820
Current portion of long-term debt	4,000	2,500

Total current liabilities	3,413,036	1,064,061

Long-term debt, net of current portion	595,610	693,125
Deferred tax liability	191,239	—
Other long-term liabilities	327,544	75,804

Total liabilities	4,527,429	1,832,990

Commitments and contingencies

Stockholders’ equity:
Common stock	472	269
Additional paid-in capital	8,517,184	1,762,477
Unearned stock-based compensation	(27,152)	—
Treasury stock	(366,768)	(28,782)
Shares held in trust	(98,740)	(101,103)
Accumulated deficit	(586,007)	(981,233)
Accumulated other comprehensive loss	(10,990)	(10,990)

Total stockholders’ equity	7,427,999	640,638

Total liabilities and stockholders’ equity	$11,955,428	$2,473,628

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004 (a)	2003	2004 (a)	2003
Net revenue	$7,457,892	$2,256,781	$17,788,277	$6,624,616

Operating expenses:
Cost of revenues (b)	7,004,741	2,058,894	16,694,143	6,069,994
Selling, general and administrative expenses	111,645	47,420	287,501	142,308
Depreciation	24,735	11,956	61,998	32,555
Amortization of intangible assets	11,847	12	25,206	47
Stock option expense	6,408	—	15,493	—
Integration and other related expenses	5,798	—	21,236	—

Operating income	292,718	138,499	682,700	379,712
Interest expense, net	7,306	10,448	25,714	32,417

Income before provision for income taxes	285,412	128,051	656,986	347,295
Provision for income taxes	113,593	51,221	261,760	138,918

Net income	$171,819	$76,830	$395,226	$208,377

Average number of common shares outstanding - basic	456,131	259,697	398,113	257,156
Dilutive effect of stock options and warrants	8,638	6,848	9,302	6,838

Average number of common shares outstanding - diluted	464,769	266,545	407,415	263,994

Net income per common share - diluted	$0.37	$0.29	$0.97	$0.79

Pharmacy claims:
Mail	11,791	6,252	30,363	18,306
Retail	132,554	21,920	300,746	66,290

Total	144,345	28,172	331,109	84,596

Adjusted Claims (Note 4)	167,523	40,379	390,486	120,188

Supplemental presentation of non-GAAP financial measures:
EBITDA (Earnings before interest, taxes, depreciation and amortization) (Note 2)	$329,300	$150,467	$769,904	$412,314

EBITDA excluding integration and other related expenses (Notes 2 and 3)	$335,098	$150,467	$791,140	$412,314

EBITDA per adjusted claim excluding integration and other related expenses (Notes 3 and 4)	$2.00	$3.73	$2.03	$3.43

Net income per common share - diluted excluding integration and other related expenses (Note 3)	$0.38	$0.29	$1.00	$0.79

(a)	Includes the results of operations of AdvancePCS beginning March 24, 2004.
(b)	Excludes depreciation which is presented separately.

CAREMARK RX, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2004 (a)	2003
Cash flows from continuing operations:
Net income	$395,226	$208,377
Adjustments to reconcile net income to net cash provided by continuing operations:
Deferred income taxes	233,887	127,618
Depreciation and amortization	87,204	32,602
Stock option expense	15,493	—
Non-cash interest expense	2,392	2,705
Writeoff of deferred financing costs	2,206	—
Other non-cash expenses	249	688
Changes in operating assets and liabilities, net of effects of acquisitions/disposals of businesses	379,145	60,289

Net cash provided by continuing operations	1,115,802	432,279

Cash flows from investing activities:
Capital expenditures, net	(55,446)	(39,417)
Acquisitions of businesses, net of cash acquired	(391,933)	(3,441)
Purchase of short-term investments	(198,651)	(25,000)
Partial liquidation of cost-method investment	10,382	—

Net cash used in investing activities	(635,648)	(67,858)

Cash flows from financing activities:
Net repayments under credit facilities	(97,625)	(1,875)
Principal payment under AdvancePCS Senior Notes Tender Offer	(206,810)	—
Net proceeds from exercise of stock options and retirement of warrants	125,628	63,953
Purchase of treasury stock	(337,986)	(6,111)
Deferred financing costs	(3,857)	(100)
Securities issuance costs	(2,729)	—

Net cash provided by (used in) financing activities	(523,379)	55,867
Cash used in discontinued operations	(8,557)	(59,661)

Net increase (decrease) in cash and cash equivalents	(51,782)	360,627
Cash and cash equivalents - beginning of period	815,328	306,804

Cash and cash equivalents - end of period	$763,546	$667,431

Non-cash investing and financing activities related to the AdvancePCS acquisition:
Fair value of non-cash net assets acquired (based on the Company’s preliminary purchase price allocation)	$6,914,853

Issuance of approximately 191 million shares of common stock	$6,227,720
Issuance of replacement stock options for the purchase of approximately 14 million shares of common stock, net of approximately $49.9 million allocated to unearned compensation	271,909
Issuance of replacement warrants for the purchase of approximately 902,000 shares of common stock	15,000

Fair value of non-cash consideration	$6,514,629

(a)	Includes the cash flows of AdvancePCS from March 24, 2004 through September 30, 2004.

CAREMARK RX, INC. AND SUBSIDIARIES

SELECTED PRO FORMA FINANCIAL AND STATISTICAL INFORMATION (a)

(In thousands, except per share and per adjusted claim amounts)

	Three Months Ended September 30,
	2004 Pro Forma	2003 Pro Forma	Percentage Increase
Financial Information
Net revenue	$7,457,892	$6,924,943	8%

Cost of revenues (b)	7,004,741	6,550,500	7%
Selling, general and administrative expenses	111,645	113,285	-1%
Stock option expense	6,408	6,408	0%

EBITDA (Notes 2 and 3)	335,098	254,750	32%
Depreciation	24,735	22,587	10%
Amortization of intangible assets	12,083	12,095	0%

Operating income (Note 3)	298,280	220,068	36%
Interest expense, net	7,306	14,465	-49%

Income before provision for income taxes	290,974	205,603	42%
Provision for income taxes	115,902	81,759	42%

Net income	175,072	123,844	41%

Average number of common shares outstanding - diluted	464,769	458,290	1%

Net income per common share - diluted	$0.38	$0.27	41%

Claims Processed

Mail	11,791	10,523	12%
Retail	132,554	129,743	2%

Total	144,345	140,266	3%

Adjusted Claims (Note 4)	167,523	161,014	4%

EBITDA per adjusted claim (Notes 2 and 4)	$2.00	$1.58	27%

	Nine Months Ended September 30,
	2004 Pro Forma	2003 Pro Forma	Percentage Increase
Financial Information
Net revenue	$22,398,080	$20,735,737	8%

Cost of revenues (b)	21,155,039	19,667,451	8%
Selling, general and administrative expenses	348,909	342,881	2%
Stock option expense	23,674	23,674	0%

EBITDA (Notes 2 and 3)	870,458	701,731	24%
Depreciation	72,099	63,453	14%
Amortization of intangible assets	36,249	36,296	0%

Operating income (Note 3)	762,110	601,982	27%
Interest expense, net	25,824	46,421	-44%

Income before provision for income taxes	736,286	555,561	33%
Provision for income taxes	293,093	220,885	33%

Net income	443,193	334,676	32%

Average number of common shares outstanding - diluted	466,593	455,987	2%

Net income per common share - diluted	$0.95	$0.73	30%

Claims Processed

Mail	34,545	30,805	12%
Retail	404,219	398,074	2%

Total	438,764	428,879	2%

Adjusted Claims (Note 4)	506,503	489,469	3%

EBITDA per adjusted claim (Notes 2 and 4)	$1.72	$1.43	20%

(a)	Assumes the AdvancePCS acquisition occurred at the beginning of each period presented. See Note 1.
(b)	Excludes depreciation which is presented separately.

Caremark Rx, Inc.

Notes to Press Release Tables

September 30, 2004

(1)	On March 24, 2004, we completed our previously announced acquisition of AdvancePCS. The accompanying balance sheet as of September 30, 2004, reflects the impact of this transaction and the preliminary allocation of the purchase price we paid to the net assets we acquired from AdvancePCS. This purchase price allocation is preliminary and subject to revision based on the outcome of ongoing evaluations of these net assets.

The results of operations and cash flows of AdvancePCS for the period subsequent to the acquisition are included in the accompanying condensed consolidated statements of operations and cash flows. To assist you in understanding the impact of the AdvancePCS acquisition, we have also included pro forma information presenting the results of operations of Caremark Rx, Inc. and AdvancePCS as if the acquisition of AdvancePCS had been completed at the beginning of each period presented.

The actual results of operations of AdvancePCS included in the pro forma information include increases to net revenue and cost of revenues of approximately $1.0 billion and $3.0 billion for the quarter and nine months ended September 30, 2003, respectively, from the amounts previously reported by AdvancePCS to reflect the impact of conforming AdvancePCS’s policy for recording retail copayments to that used by Caremark Rx, Inc. These adjustments had no effect on the historical operating income or net income of AdvancePCS or the pro forma combined company.

The pro forma adjustments to the historical results of Caremark Rx and AdvancePCS also include the following items:

•	Elimination of revenues and cost of revenues generated from Caremark Rx’s historical participation in AdvancePCS’s specialty pharmacy networks (no impact to operating income or net income).

•	An increase in amortization of intangible assets of approximately $9 million per quarter for the incremental amount of amortization related to the identifiable intangible assets identified in the preliminary purchase price allocation.

•	Addition of stock option expense for the intrinsic value of AdvancePCS unvested options at the acquisition date.

•	Elimination of integration and other related expenses which are directly related to the transaction.

•	A decrease in interest expense to reflect the elimination of interest expense associated with the $186.2 million of AdvancePCS’s 8 1/2% Senior Notes Due 2008 that Caremark Rx repurchased in conjunction with the acquisition of AdvancePCS.

•	The provision for income taxes on pro forma adjustments has been calculated using a 40% rate, which is Caremark Rx’s historical effective tax rate on book income. This rate changed to 39.8% in the second quarter of 2004.

•	The average number of common shares outstanding – diluted has been adjusted to reflect the impact of the common shares, replacement stock options and replacement warrants issued in connection with the acquisition.

(2)	We believe that EBITDA is a supplemental measurement tool used by analysts and investors to help evaluate a company’s overall operating performance; its ability to incur and service debt and its capacity for making capital expenditures. We use EBITDA, in addition to operating income and cash flows from operating activities, to assess our performance and believe that it is important for investors to be able to evaluate our company using the same measures used by our management. EBITDA can be reconciled to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income	$171,819	$76,830	$395,226	$208,377
Depreciation	24,735	11,956	61,998	32,555
Amortization of intangible assets	11,847	12	25,206	47
Interest expense, net	7,306	10,448	25,714	32,417
Provision for income taxes	113,593	51,221	261,760	138,918

EBITDA	329,300	150,467	769,904	412,314
Cash interest (payments) receipts	1,500	(1,282)	(22,734)	(21,074)
Cash tax (payments) refunds	(4,108)	(3,411)	30,210	(12,779)
Other non-cash expenses	6,408	147	17,948	688
Other changes in operating assets and liabilities, net of acquisitions/disposals of businesses	80,806	18,967	320,474	53,130

Net cash provided by continuing operations	$413,906	$164,888	$1,115,802	$432,279

EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flow from operations data as measured under GAAP. The items excluded from EBITDA are significant components of our statement of income and must be considered in performing a comprehensive assessment of our overall financial performance. EBITDA and the associated year-to-year trends should not be considered in isolation. Our calculation of EBITDA may not be consistent with calculations of EBITDA used by other companies.

(3)	In the quarter and nine months ended September 30, 2004, we incurred approximately $5.8 million and $21.2 million of expenses, respectively, primarily for: (1) integration activities related to our acquisition of AdvancePCS, including pre-acquisition integration planning; (2) involuntary termination/employee retention benefits ($2.8 million quarter-to-date and $7.2 million year-to-date) and (3) writing off approximately $2.2 million (in the first quarter of 2004) of deferred financing costs related to our credit agreement that was replaced upon consummation of the AdvancePCS acquisition. The analyses used by management to evaluate the performance of our business excludes these integration and other related expenses.

Under the SEC’s Regulation G, financial measures which exclude non-recurring expense items are non-GAAP financial measures; therefore, our presentations of amounts of EBITDA, operating income and earnings per share which exclude these integration and other related expenses are, likewise, non-GAAP financial measures which require reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP. Since EBITDA is itself a non-GAAP financial measure, we direct your attention to note 2 above for a reconciliation of EBITDA to net cash provided by continuing operations, which we believe to be the most directly comparable financial measure calculated and presented in accordance with GAAP. Our reconciliations of the financial measures presented in the attached press release which exclude integration and other related expenses are as follows (in thousands, except per share amounts):

	Three Months Ended September 30, 2004	Nine Months Ended September 30, 2004
EBITDA	$329,300	$769,904
Integration and other related expenses	5,798	21,236

EBITDA excluding integration and other related expenses	$335,098	$791,140

Net income	$171,819	$395,226
Integration and other related expenses (net of income tax benefit)	3,490	12,784

Net income excluding integration and other related expenses	$175,309	$408,010

Net income per common share - diluted	$0.37	$0.97
Integration and other related expenses per share (net of tax benefit)	0.01	0.03

Net income per common share - diluted excluding integration and other related expenses	$0.38	$1.00

(4)	Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims (retail claims) to the product.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/s/ Howard A. McLure
Howard A. McLure Executive Vice President and Chief Financial Officer

Date: November 4, 2004